Exhibit 10.32
FIRST AMENDMENT TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
DIAMOND SPORTS HOLDINGS LLC
A DELAWARE LIMITED LIABILITY COMPANY
THIS FIRST AMENDMENT (this "Amendment”) to the Amended and Restated Limited Liability Company Agreement of Diamond Sports Holdings LLC (the "LLC”) is entered into effective as of February 18, 2020 (the "Effective Date"). Capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Agreement (as defined herein).
RECITALS:
WHEREAS, the LLC was formed pursuant to the Act on April 29, 2019 upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware and the adoption of the Limited Liability Company Agreement of the LLC dated as of August 23, 2019 and effective as of April 29, 2019 (the "Initial LLC Agreement"), pursuant to which Diamond Sports Topco LLC ("Diamond Topco" ) was admitted as the sole member of the LLC;
WHEREAS, on August 23, 2019, Diamond Topco, JPMorgan Chase Funding Inc. (the "Initial Preferred Investor") and Sinclair Broadcast Group, Inc. entered into an Amended and Restated Limited Liability Company Agreement (as so amended and restated, the "Agreement"), pursuant to which the Initial Preferred Investor was admitted as a member of the LLC;
WHEREAS, the Board has determined that it would be beneficial to the LLC to amend the tax reporting provisions of the Agreement to conform to the income tax regulations and to reduce administrative burden;
WHEREAS, in connection with the foregoing, the Board desires to enter into this Amendment to make certain amendments to the terms of the Agreement, in accordance with Section 11.4(c) of the Agreement, as more particularly set forth herein.
NOW, THEREFORE, Board does hereby agree, effective as of the Effective Date as follows:
1.    Amendments.    In accordance with Section 11.4(c) of the Agreement, the Agreement is hereby amended as follows:
(a)    Clause (d) of the definition of " Agreed Value" in Exhibit B to the Agreement is amended by deleting "shall" in the second line thereof and replacing it with the phrase "may, in the sole discretion of the Board,".
(b)    The following sentence is inserted at the end of the definition of "Agreed Value" in Exhibit B to the Agreement:
"Notwithstanding anything to the contrary in this definition, any adjustment to the Agreed Value of the noncash assets of the LLC as a result of any redemption of Preferred Units shall be made in the sole discretion of the Board."

2.    Ratification and Confirmation. Except as expressly set forth in this Amendment, the Agreement shall be unmodified and remain in full force and effect. All references in the Agreement to “this Agreement” shall hereafter be deemed to refer to the Agreement as amended by this Amendment.
3.    Headings. Section and other headings contained in this Amendment are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amendment or any provision hereof.
4.    Severability. Every provision of this Amendment is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Amendment.
5.    Binding Effect. Except as otherwise provided in this Amendment, every covenant, term and provision of this Amendment shall be binding upon and inure to the benefit of the Members, and their respective heirs, legatees, legal representatives and permitted successors, transferees and assigns.
6.    Governing Law. The laws (excluding conflict of laws rules and principles) of the State of Delaware shall in all respects govern this Amendment and the construction and interpretation of its terms.
7.    Counterparts. This Amendment may be executed in one or more counterparts and by facsimile signature or other electronic signature and such counterparts or facsimile or electronic signatures shall have the same effect as original signatures.

IN WITNESS WHEREOF, the undersigned have executed and adopted this Amendment as of the Effective Date:

BOARD OF MANAGERS:
/s/ David D. Smith
David D. Smith
/s/ Christopher S. Ripley
Christopher S. Ripley
/s/ Lucy Rutishauser
Lucy Rutishauser